Exhibit 21.1
List of subsidiaries of Blue Dolphin Energy Company (“Blue Dolphin”):

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Lazarus Energy, LLC, a Delaware limited liability company;
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Lazarus Refining & Marketing, LLC, a Delaware limited liability company
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Nixon Product Storage, LLC, a Delaware limited liability company
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Blue Dolphin Pipe Line Company, a Delaware corporation;
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Blue Dolphin Petroleum Company, a Delaware corporation;
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Blue Dolphin Services Co., a Texas corporation;
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Blue Dolphin Exploration Company, a Delaware corporation; and
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Petroport, Inc., a Delaware corporation.